EXHIBIT 14a

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the heading "Counsel and Independent Accountants" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information of the PBHG Advisor Funds, Inc., attached as Exhibit B and Appendix 1, respectively to this Registration Statement under the Securities Act of 1933, filed on Form N-14 (File No. 333-44193).

/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

March 10, 1998